UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2017
Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure.

On June 26, 2017, Weatherford International plc (the “Company”) announced that Weatherford International Ltd., a Bermuda exempted company and an indirect, wholly owned subsidiary of the Company (“Weatherford Bermuda”), launched a private offering of an additional $250 million aggregate principal amount of its 9.875% senior notes due 2024 (the “Senior Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Senior Notes will be fully and unconditionally guaranteed by the Company and Weatherford International, LLC, a Delaware limited liability company and an indirect subsidiary of Weatherford Bermuda. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information provided pursuant to this Item 7.01, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01	Other Items.

In June 2017, the Company identified an immaterial error, with no cash flow impact, of approximately $28 million, net, related to the recognition of revenue with a customer, Petróleos de Venezuela, S.A. (“PDVSA”) in its previously reported 2016 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the periods ended September 30, 2016 and March 31, 2017. The Company has concluded that beginning in the third quarter of 2016, the duration of time expected to collect revenue earned with PDVSA significantly exceeds the contractual payment terms and represents an implied financing arrangement. This has required the Company to recognize revenue at a discount reflecting the time value of money and accrete the discount as interest income over the expected collection period using the effective interest method.

This immaterial error resulted in the overstatement of both accounts receivable and revenue of approximately $22 million and $23 million, respectively, as of and for the year ended December 31, 2016 and $6 million and $8 million, respectively, as of and for the three-month period ended March 31, 2017.

In connection with this development, the Company will correct this immaterial error in its Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2017. The impact of the correction will decrease revenue and increase interest income by approximately $31 million and $3 million, respectively, for the three and six month periods ended June 30, 2017 and reduce accounts receivable by approximately $28 million as of June 30, 2017.
The impact of this error, had it been recorded in the prior periods described above, would have no impact on our previously reported compliance with financial covenants under our senior revolving and term loan credit facilities. There is also no impact to cash flow from operating activities or any other cash flow measures.
This Item 8.01 contains forward-looking statements. These forward-looking statements include, among other things, the Company’s expectations about future results and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “intend,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of the Company’s management, and are subject to significant risks, assumptions and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results.. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Reports on Form 10-Q, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release, dated June 26, 2017, related to the offering of Senior Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: June 26, 2017
/s/ Christoph Bausch
Christoph Bausch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated June 26, 2017, related to the offering of Senior Notes.